SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2008

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Address, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 20, 2008, Blue Coat Systems, Inc., a Delaware corporation (“Blue Coat”), Packeteer, Inc., a Delaware corporation (“Packeteer”), and Cooper Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Blue Coat (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Blue Coat commenced a tender offer for all of the outstanding shares of Packeteer common stock, par value $0.001 (the “Shares”), for $7.10 per Share, subject to the satisfaction or waiver of the conditions disclosed in the Offer to Purchase on Schedule TO (as amended and supplemented from time to time, the “Offer to Purchase”), filed by Blue Coat and Merger Subsidiary with the Securities and Exchange Commission on May 1, 2008 (the “Offer”). The initial offering period of the Offer expired on May 30, 2008, and Blue Coat commenced a subsequent offering period of the Offer on May 2, 2008.

The subsequent offering period of the Offer expired at 5:00 p.m., New York City time, on Thursday, June 5, 2008. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 5:00 p.m., New York City time, on Thursday, June 5, 2008, a total of 29,223,262 Shares (not including Shares which were tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase) were validly tendered in the initial and subsequent offering periods of the Offer. Payment for Shares tendered during the subsequent offering period shall be made promptly. Such shares, together with the 3,559,117 Shares Blue Coat purchased on April 20, 2008 for $7.10 per Share from The Liverpool Limited Partnership and Elliott International, L.P, represent approximately 88.2% of all outstanding Shares.

On June 6, 2008, Purchaser exercised its option, pursuant to the terms of the Merger Agreement, to purchase that number of Shares sufficient to obtain ownership of at least 90% of all outstanding Shares when combined with the Shares purchased and previously held (the “Top-Up Option”). The closing of the second step merger of Purchaser with and into Packeteer (the “Merger”) also occurred on June 6, 2008, promptly following the exercise of the Top-Up Option. In connection with the Merger, each outstanding Share not tendered in the Offer (other than restricted Shares, Shares held by Blue Coat, Packeteer or any of their respective wholly-owned subsidiaries, or Shares held by stockholders who properly perfect appraisal rights under Delaware law) was converted into the right to receive $7.10 per Share, net to the holder in cash without interest thereon, less any required withholding taxes. Packeteer was the surviving corporation in the merger and has become a wholly-owned subsidiary of Blue Coat. A copy of the press release announcing the results of the Offer and the closing of the Merger is included as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

As previously disclosed, the Securities and Exchange Commission (the “SEC”) has been conducting an informal investigation of Blue Coat’s historical stock option granting practices. The SEC has now issued a formal order of nonpublic investigation in connection with this investigation and has issued a subpoena to a former officer of Blue Coat. Blue Coat and its current directors, officers, and employees have been cooperating with the SEC by producing documents and providing testimony on a voluntary basis. The SEC’s investigation is a nonpublic, fact-finding inquiry to determine if there have been violations of the federal securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.01	Press release of Blue Coat Systems, Inc. dated June 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

Date: June 10, 2008	By:	/s/ Betsy E. Bayha
		Name:	Betsy E. Bayha
		Title:	Senior Vice President, General Counsel and Secretary